CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 3 to the Registration Statement on Form N-14 and to the use of our report dated February 23, 2016 on the financial statements and financial highlights of Midas Perpetual Portfolio and Midas Fund, each a series of the Midas Series Trust. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
May 3, 2016